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                                                                    EXHIBIT 99.1

                               [NATIONSRENT LOGO]


FOR IMMEDIATE RELEASE
Contact:
Elizabeth Mather
Robinson, Lerer & Montgomerry
(212) 484-7701

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NATIONSRENT, INC. ISSUES STATEMENT

Fort Lauderdale, Florida - (Business Wire) - November 21, 2001 - NationsRent, Inc. (NYSE: NRI) (the "Company") today announced that it has been advised by the New York Stock Exchange that the Exchange will suspend the Company's common stock from trading on the Exchange prior to the opening of business on Monday, November 26, 2001 and seek to delist the stock from the Exchange.

The Company expects that the Company's stock will be quoted on and begin trading through the inter-dealer network known as The Pink Sheets on Monday, November
26. The Pink Sheets is an Internet-based electronic exchange that can be accessed at http://www.pinksheets.com.

NationsRent, Inc. is one of the country's leading construction equipment rental companies and operates 230 locations in 27 states. NationsRent offers a broad range of high-quality construction equipment at its locations that are conveniently located in highly visible areas with a consistent retail look and feel, offering superior customer service at affordable prices.